Exhibit 99.1

Flitways Technology Inc. (FTWS) Corporate Update

WEST PALM BEACH, Fla. - May 16, 2019 - PRLog -- FlitWays Technology Inc. (OTC Markets: FTWS), Interim management is providing this update to its followers, regarding FTWS current business affairs, and future plans moving forward. The company brings attention to certain filings made with SEC which are self-explanatory, and especially the 8k filed Oct 15, 2018 regarding certain trauma and hardships the company experienced www.otcmarkets.com/filing/conv_pdf?id=13008751&guid=q_AyUqqVMiVeIth

The interim management role, whose original and primary mandate was to reduce FTWS expenses, increase revenues with additional ride sharing vehicle's  and similar, turned into what can best be described as a salvage operation.   The FTWS business description as displayed on OTC Markets namely <sic> FlitWays (Stock Symbol: FTWS) is an innovative, disruptive travel technology company that offers a convenient, cost-effective ground transportation solution for corporate travelers ..  has been written off to nil dollar value.  The subsequent filings namely April 17 2019, allowed the company to attract new accredited and similar investors; together with the May 10 2019. This later filing removed the financial hardship burden of reporting and paved the way for the company to catch its breath, to look for ways and means to restore some meaningful operations again; as the interim management attempts to recalibrate its affairs back with other opportunities and rebuild.

Mr. Daniel Sobolewski, interim manager at FTWS said "As we move forward with FTWS in our rebuilding process the May 10, 2019 does not mean the end of FTWS as many of our followers suggested?! To us It is actually a new beginning.  Moving forward FTWS will file its periodic reports on OTC Markets. Our plans are to keep FTWS at a Current rank  or at the minimum a yield rank as defined by OTC Markets.

https://www.otcmarkets.com/corporate-services/information...  Our rebuilding process on a shoe string budget has already commenced. For example and as aforementioned drawing on our original mandate we entered into an agreement to provide car and yacht rental services in a role of a wholesaler.  www.carboatrental.com

Whist FTWS is burdened with a large debt which we continue to look for ways and means to resolve and address this matter with different and complex swap and or settlement methods. The  current  www.carboatrental.com  business model is providing us with cash flows and  ability to operate the business flat. Flat meaning we are able to cover our expenses and no longer experiencing a negative monthly cash burn.  As we work our way through this hardship we continuously seek other opportunities and may not remain in the technology and tourism industry sector permanently. As we further move forward in the future with our restructuring and rebuilding plans, FTWS intends to release timely updates via regular news service and through periodic reports on OTC Markets and or SEC filing services (as permitted by exemptions)  as the interim management and its financial backers work in concert towards reaching our common goals"

More details will follow on a timely basis.

Contact:

interimotcmanagement@gmail.com (mailto:inteimotcmanagement@gmail.com)

Tel: 561 631 9222

Disclosure:

Information in this news release may contain statements about future expectations, plans, prospects or performance of FTWS that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be", "expects", "may affect", "believed", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. FTWS cautions you that any forward-looking information provided by or on behalf of FTWS is not a guarantee of future performance. None of the information in this press release constitutes or is intended as an offer to sell securities or investment advice of any kind FTWS's actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond FTWS's control. In addition to those discussed in FTWS's press releases, public filings, and statements by FTWS's management, including, but not limited to, FTWS's estimate of the sufficiency of its existing capital resources, FTWS's ability to raise additional capital to fund future operations, FTWS's ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities, and in identifying contracts which match FTWS's capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. FTWS does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact

Flitways Technology Inc. (FTWS)

***@gmail.com